Exhibit 99.1

NEWS RELEASE SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL (800) 700-9095

For Further Information Contact:

SigmaTron International, Inc.

James J. Reiman

1-800-700-9095

SIGMATRON INTERNATIONAL, INC. RECEIVES NASDAQ NOTICE REGARDING LATE FORM 10-Q FILING

Elk Grove Village, Illinois, March 27, 2023 – SigmaTron International, Inc. (the “Company”) announced today that on March 23, 2023, it received a delinquency notification letter from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Form 10-Q for the fiscal quarter ended January 31, 2023 (the “Form 10-Q”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company filed a Notification of Late Filing on Form 12b-25 on March 20, 2023, indicating that the filing of the Form 10-Q would be delayed because the Company requires additional time to complete its quarter-end close procedures in light of the impairment assessments (described in Exhibit A in Form 12b-25) which will result in a non-cash material impairment charges for its Pet Tech subsidiary, Wagz, Inc., for the quarter ended January 31, 2023, and the Company’s ongoing negotiations of forbearance agreements with J.P. Morgan Chase Bank, N.A. and TCW Asset Management Company, as Administrative Agent, to address covenant defaults to its loan facility. These processes require significant resources from the Company’s financial, accounting and administrative personnel and, as a result, the Company requires additional time to complete its quarterly review, including the preparation and finalization of its Form 10-Q.

Nasdaq has informed the Company that the Company must submit a plan of compliance (the “Plan”) within 60 calendar days, or no later than May 22, 2023, addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-Q original filing due date, or until September 13, 2023, to regain compliance.

The Company is working on completing the Form 10-Q.

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SigmaTron International Reports

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. operates in two reportable segments as an independent provider of electronic manufacturing services (“EMS”), and as a provider of products to the pet technology (“Pet Tech”) market. The EMS segment includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. The Pet Tech segment offers electronic products such as the Freedom Smart Dog Collar™, a wireless, geo-mapped fence, and wellness system, along with apparel and accessories. SigmaTron International, Inc. and its wholly-owned subsidiaries (the “Company”) operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center (“IPO”) in Taipei, Taiwan. The Company also provides design services in Elgin, Illinois, U.S. and Portsmouth, New Hampshire, U.S.

Forward-Looking Statements

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the risks inherent in any merger, acquisition or business combination including the December 31, 2021 acquisition of Wagz; the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets and goodwill impairment testing; the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the impact of inflation on the Company’s operating results; the availability and cost of necessary components and materials; the impact acts of war may have to the supply chain; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; the cost of borrowing under the Company’s senior and subordinated credit facilities, including under the rate indices that replaced LIBOR; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 and variants which has threatened the Company’s financial stability by causing a decrease in consumer revenues, caused a disruption to the Company’s global supply chain, and caused plant closings or reduced operations thus reducing output at those facilities; the continued availability of scarce raw materials, exacerbated by global supply chain disruptions, necessary for the manufacture of products by the Company; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; global business disruption caused by the Russian invasion in Ukraine and related sanctions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk

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SigmaTron International Reports

factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

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